Exhibit 5.1

910 LOUISIANA STREET HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

September 28, 2026

HMH Holding Inc.

3300 North Sam Houston Parkway East

Houston, Texas 77032

Ladies and Gentlemen:

We have acted as counsel to HMH Holding Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the registration statement on Form S-1 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to the proposed resale from time to time by one or more stockholders of the Company (the “Selling Stockholders”) of up to 31,891,652 shares (the “Secondary Securities”) of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), which Secondary Securities consist of shares of Class A Common Stock issuable pursuant to the terms of that certain Exchange Agreement, dated as of April 2, 2026 (the “Exchange Agreement”), by and among the Company, HMH Holding B.V. (“HMH B.V.”), Baker Hughes Holdings LLC, Akastor AS, Mercury HoldCo AS and Mercury HoldCo Inc. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in connection with the matter referred to above and as a basis for the opinion hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company (together with the Certificate of Incorporation, the “Charter Documents”), (iii) the Registration Statement and the Prospectus, (iv) the Registration Rights Agreement, dated as of April 2, 2026, by and among the Company, Akastor AS, Mercury HoldCo AS, Mercury HoldCo Inc. and Baker Hughes Holdings LLC, (v) the Exchange Agreement, (vi) the Tax Receivable Agreement, dated as of April 2, 2026 (the “Tax Receivable Agreement”), by and among the Company, HMH B.V., Baker Hughes Holdings LLC, Akastor AS, Mercury HoldCo AS and Mercury HoldCo Inc., (vii) the corporate records of the Company, including certain resolutions of the board of directors of the Company, as furnished to us by the Company, (viii) certificates of governmental and public officials and of officers and other representatives of the Company, and (ix) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for the opinion hereinafter expressed.

HMH Holding Inc.	- 2 -	September 28, 2026

In giving the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals of such documents, and that all information submitted to us is accurate and complete. We have also assumed, as to factual matters, with your consent and without independent investigation or verification, the truth and accuracy of the representations and warranties in the documents reviewed by us and the certificates, statements or other representations of officers or other representatives of the Company and of governmental and public officials.

In connection with the opinion set forth herein, we have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws under the Securities Act and such effectiveness shall not have been terminated or rescinded;

(b) all Secondary Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the applicable Prospectus Supplement;

(c) all Secondary Securities, and any certificates in respect thereof, will be delivered upon conversion, exchange, redemption or exercise of any other security, in accordance with the terms of the Exchange Agreement and the Tax Receivable Agreement, for the consideration therefor provided for therein; and

(d) (i) certificates representing Secondary Securities to be sold by the Selling Stockholders will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents, (ii) there will be sufficient shares of Class A Common Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance and (iii) the purchase price therefor payable to the Company by the Selling Securityholder, or the original purchaser of such shares, or if such shares are issuable on the conversion, exchange, redemption or exercise of another security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares.

On the basis of the foregoing, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that the Secondary Securities proposed to be sold by the Selling Stockholders, when issued and delivered in accordance with the terms of the Exchange Agreement and the Tax Receivable Agreement, will have been validly issued, fully paid and nonassessable.

HMH Holding Inc.	- 3 -	September 28, 2026

The opinion set forth above in this opinion letter is limited in all respects to matters of the General Corporation Law of the State of Delaware, as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.